EXHIBIT 11.1
ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES
COMPUTATION OF PER SHARE EARNINGS
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YEARS ENDED DECEMBER 31                           1996            1995           1994
                                              ------------    ------------   ------------
PRIMARY EARNINGS (LOSS) PER SHARE:

NET INCOME (LOSS) .........................   $ (9,920,000)   $  1,886,000   $    352,000
                                              ============    ============   ============

WEIGHTED AVERAGE SHARES:
   Common shares outstanding ..............     19,742,849      15,241,458     12,358,524
   Common share equivalents ...............        372,994         704,238        671,190
                                              ------------    ------------   ------------
   Weighted average number of common
     shares and common share
     equivalents outstanding ..............     20,115,843      15,945,696     13,029,714
                                              ============    ============   ============
PRIMARY EARNINGS (LOSS) PER
   COMMON SHARE ...........................   $       (.49)   $        .12   $        .03
                                              ============    ============   ============

FULLY DILUTED EARNINGS (LOSS) PER SHARE:

NET INCOME (LOSS) .........................   $ (9,920,000)   $  1,886,000   $    352,000
                                              ============    ============   ============
WEIGHTED AVERAGE SHARES:
   Weighted average number of common
     shares and common share
     equivalents outstanding ..............     20,115,843     159,945,696     13,029,714
   Additional options not included above...           --              --             --
                                              ------------    ------------   ------------
   Weighted average number of common
     shares outstanding as adjusted .......     20,115,843     159,945,696     13,029,714
                                              ============    ============   ============
FULLY DILUTED EARNINGS (LOSS)
   PER COMMON SHARE .......................   $       (.49)   $        .12   $        .03
                                              ============    ============   ============
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